UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 305, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(c) Election of a New Officer

On August 15, 2012, EnerJex Resources, Inc. (the “Company”) appointed Douglas M. Wright, as the Company’s Chief Financial Officer.

There are no arrangements or understandings between Mr. Wright and any other persons pursuant to which Mr. Wright was elected as Chief Financial Officer of the Company.

Douglas M. Wright. Mr. Wright, age 59, served as the Corporate Controller and Chief Accounting Officer of Nations Petroleum Company, Ltd. from 2006 until his appointment by the Company. Prior to his employment with Nations, in 2005 to 2006 he was a Manager of Financial Reporting for Noble Energy, Inc. (NYSE: NBL), where he was responsible for SEC reporting relating to its $3.4 billion acquisition of Patina Oil & Gas Corp. Mr. Wright also served in various managerial roles from 1986 to 1996 at Oryx Energy Co., which was purchased by Kerr McGee Corp. for $3.1 billion. Mr. Wright began his career at Deloitte & Touche where he served as a manager from 1977 to 1986, and was the firm’s designated specialists in the energy field. Mr. Wright received a Bachelor’s degree from the University of Pittsburgh and a Master of Business Administration Degree from the University of North Texas.

The Company has entered into an Employment Agreement with Mr. Wright, under which the Company agreed to compensation arrangements with Mr. Wright that include:

•	an initial term ending on December 31, 2013, which may be extended by the mutual agreement of both parties;

•	an annual salary of $140,000;

•	a discretionary cash bonus in such amount as the Chief Executive Officer determines;

•	an option grant for the purchase of 750,000 shares of common stock, subject to an increase in the number of shares of Company common stock reserved under the Company’s Stock Incentive Plan, with an intended exercise price of $0.70 per share, expiring on July 31, 2017 and vesting in six equal tranches of 125,000 options every six months over a period of three (3) years;

•	a severance payment of $32,500 if the Company terminates Mr. Wright's employment without "Cause" (as defined in the Employment Agreement) after six (6) months of employment; and

•	Certain other benefits generally applicable to officers of the Company.

The foregoing description of the Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant and in which Mr. Wright or any member of his immediate family had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1 Employment Agreement dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: August 20, 2012	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President